Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

CB Financial Services, Inc.

Carmichaels, Pennsylvania

We hereby consent to the use in this Registration Statement on Form S-4 of our report dated June 11, 2014, relating to the consolidated financial statements as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013, which appear in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
June 13, 2014